EXHIBIT 23.2




                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



     We consent to the incorporation by reference in this Registration Statement (Form S-8) of Viacom Inc. for the registration of 10,300,000 shares of Class B Common Stock of our report dated August 27, 1993, except for Notes A and J, as to which the date is September 10, 1993, with respect to the consolidated financial statements of Paramount Communications Inc. included in the Viacom Inc. Current Report (Form 8-K) filed with the Securities and Exchange Commission on April 14, 1995.




                                                        ERNST & YOUNG LLP


New York, New York
May 2, 1995